CONSENT TO PARTIAL PRINCIPAL DEFERRAL


THIS CONSENT TO PARTIAL PRINCIPAL DEFERRAL (this "Agreement") dated as of March 5, 2001 is entered into among Hollywood Entertainment Corporation (the "Borrower"), Societe Generale, as agent (the "Agent"), the Co-Agents (as defined below) and the Lenders (as defined below).

RECITALS

A. The Borrower is party to that certain Revolving Credit Agreement, as amended as of August 4, 2000 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Agent, the co-agents named therein (the "Co-Agents") and the financial institutions from time to time party thereto (the "Lenders").

B. The Borrower has requested that the Lenders, and the Lenders have agreed (on the terms and conditions set forth herein) to, defer a portion of the Mandatory Reduction scheduled for March 5, 2001.

AGREEMENT

In consideration of the Recitals and of the mutual promises and covenants contained herein, the Borrower, the Agent, the Co-Agent and each of the Lenders hereby agree as follows:

SECTION 1.  Consent.

(a)   Subject to the satisfaction of the conditions precedent set forth in
Section 3, the Lenders hereby consent (the "Consent") to (i) the deferral of $31,500,000 (the "Deferred Amount") of the $37,500,000 Mandatory Reduction scheduled for March 5, 2001 (the "March 5th Reduction"), until the earlier of
(x) the date of the occurrence of a Consent Default (as defined below) and (y) May 5, 2001 (the "Consent Termination Date"), and (ii) the payment by the Borrower on March 6, 2001, of the portion of the March 5th Reduction which is not deferred hereunder ($6,000,000).

(b) Each of the following shall constitute a default hereunder (each, a "Consent Default"): (i) the occurrence of any Event of Default; (ii) the Borrower or any of its Subsidiaries shall fail to satisfy or perform any of the covenants or other agreements contained herein or in the Credit Agreement (other than as expressly provided herein); or (iii) any representation or warranty of the Borrower or any of its Subsidiaries herein shall be false, misleading or incorrect in any material respect.

(c) The Consent set forth herein is limited and, except as expressly provided herein, shall not be deemed (i) to be a consent to, or waiver of, any Default or Event of Default which now exists or may hereafter arise; (ii) to be a waiver or consent with respect to any term, condition, or obligation of the Borrower or any of its Subsidiaries in the Credit Agreement or in any other Loan Document; (iii) to be a waiver or consent with respect to any event or condition (whether now existing or hereafter occurring); or (iv) to prejudice any right or remedy which the Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

SECTION 2. Borrower Covenants. In addition to, and not in limitation of, the terms and conditions of the Credit Agreement, the Borrower shall, and shall cause each of its Subsidiaries to,:

(a) through and until the Consent Termination Date, cooperate in all respects with the Nightingale Associates LLC (the "Management Advisor") and FTI Consulting/Policano & Manzo (the "Financial Consultant");

(b) on or prior to March 20, 2001, deliver to the Agent a written business plan in form and substance satisfactory to the Agent (the "Target Plan") which shall include, without limitation, detailed initiatives in connection with the Borrower?s improvement of operating performance and reduction of expenses;

(c) on or prior to March 20, 2001, provide an oral presentation of the Target Plan to the Lenders; and

(d) on or prior to the Consent Termination Date, establish with the assistance of the Management Advisor an employee retention program, which shall be (x) approved by the Board of Directors of the Borrower and any other necessary parties or agencies and (y) in form and substance satisfactory to the Agent.

SECTION 3. Conditions Precedent to Effectiveness of Agreement. This Agreement shall not be effective unless and until the date (the "Effective Date") when each of the following conditions shall have been satisfied in the sole discretion of the Agent:

(a) the Agent shall have received counterparts of this Agreement duly executed by the Borrower, Hollywood Management and each of the Lenders;

(b) the Borrower shall have paid in cash all accrued fees of the Agent, the Agents' legal counsel (including, without limitation, the payment of legal counsel?s retainer), advisors and professionals in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and agreements relating thereto;

(c) on or prior to the date hereof, the Borrower shall have paid in cash to the Agent, for the pro rata benefit of the Lenders, a fee in the amount of 1.5% of the Deferred Amount (such fee shall be non-refundable and fully earned when paid);

(d) on or prior to the date hereof, the Management Advisor shall have been retained by the Borrower (at the sole cost of the Borrower) and the retention letter related thereto shall have been delivered to the Agent;

(e) on or prior to the date hereof, the Borrower shall have permitted the Financial Consultant to commence work at the Borrower's offices (at the sole cost of the Borrower) and the Borrower shall continue to cooperate in the performance of such work until at least May 5, 2001;

(f) the Borrower shall have delivered to the Agent such other documents as the Agent shall have reasonably requested;

(g) there shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement and the other documents and agreements executed or delivered in connection herewith or (ii) which affects or could reasonably be expected to affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action could not reasonably be expected to cause a Material Adverse Effect; and

(h) no Default or Event of Default, shall have occurred and be continuing on the Effective Date.

SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and to the Lenders as follows:

(a)   The Recitals in this Agreement are true and correct in all respects.

(b) All representations and warranties of the Borrower in the Credit Agreement and of each of the Borrower and its Subsidiaries in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof.

(c)   No Default or Event of Default has occurred or is continuing.

(d) Each of the Borrower and its Subsidiaries has the power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Agreement has been duly executed by the Borrower and the other documents and agreements executed and delivered in connection herewith to which the Borrower or any of its Subsidiaries is a party have been duly executed and delivered by each of the Borrower and its Subsidiaries.

(e) Neither the articles of incorporation nor the bylaws of the Borrower or any of its Subsidiaries has been amended, supplemented or otherwise modified.

(f) This Agreement is the legal, valid and binding obligation of the Borrower and Hollywood Management and the other documents and agreements executed or delivered in connection herewith to which the Borrower or Hollywood Management is a party are the legal, valid and binding obligations of the Borrower and Hollywood Management, in each case enforceable against each of the Borrower and Hollywood Management in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

(g) The execution, delivery and performance of this Agreement and the other documents and agreements executed and delivered in connection herewith does not and will not (i) violate any law, rule, regulation or court order to which any of the Borrower or Hollywood Management is subject; (ii) conflict with or result in a breach of the articles of incorporation or bylaws of each of the Borrower and Hollywood Management or any agreement or instrument to which it is party or by which the properties of the Borrower or Hollywood Management are bound; or (iii) result in the creation or imposition of any Lien, security interest or encumbrance on any property of the Borrower or Hollywood Management, whether now owned or hereafter acquired, other than Liens in favor of the Agent.

(h) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of (i) this Agreement by the Borrower or Hollywood Management or (ii) the other documents or agreements executed or delivered in connection herewith to which either of the Borrower or Hollywood Management is party, or the consummation of the transactions contemplated hereby or thereby.

(i) As of the date hereof the aggregate outstanding principal balance of Revolving Loans is $[262,500,000] and Swing Line Borrowings is $[0]. Interest and fees have accrued thereon as provided in the Credit Agreement. The obligation of the Borrower to repay the Loans and the other Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.


SECTION 5.   Effect and Construction of Agreement.

(a) Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(i) impair the validity, perfection or priority of any Lien or security interest securing the Obligations;

(ii) waive or impair any rights, powers or remedies of the Agent or any Lender under the Credit Agreement or any other Loan Document; or

(iii) constitute an agreement by the Agent or any Lender or require the Agent or any Lender to extend the Consent, grant additional consents or any waiver, or extend the term of the Credit Agreement or the time for payment of any of the Obligations.

(b)   This Agreement shall constitute a Loan Document.

(c) The occurrence of the Consent Termination Date prior to the payment of the Deferred Amount in full in cash by the Borrower to the Agent for the account of the Lenders shall be an immediate Event of Default as to which no notice is required.

(d) In the event of any inconsistency between the terms of this Agreement and the Credit Agreement or any of the other Loan Documents, this Agreement shall govern. The Borrower and Hollywood Management acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

SECTION 6.   Miscellaneous.

(a) The Borrower agrees to execute (and to cause Hollywood Management and each of its other Subsidiaries to execute) such other and further documents and instruments as the Agent may reasonably request to implement the provisions of this Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

(c) This Agreement, together with the Credit Agreement and the other Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.
In entering into this Agreement, the Borrower acknowledges that it is not relying on any statement, representation, warranty, covenant or agreement of any kind made by the Agent, any Lender, or any employee, agent or professional of the Agent or any Lender, except for the express written agreements of the Agent and the Lenders set forth herein.

(d) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(e) This Agreement may be executed in counterparts and by any party to this Agreement on separate counterparts, all of which, when so executed, shall be deemed an original, but all of such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be, and effective as, an original signature hereto.

(f) Any notices with respect to this Agreement shall be given in the manner provided for in Section 9.3 of the Credit Agreement.

(g) All representations, warranties, waivers and releases of the Borrower contained herein shall survive the Consent Termination Date and payment in full of the Obligations under the Credit Agreement.

(h) No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

(i) By its signature below, Hollywood Management hereby agrees that the terms of this Agreement shall not affect in any way its obligations and liabilities under the Hollywood Management Guaranty, the Hollywood Management Security Agreement and any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

SECTION 7. Release. The Borrower and its Subsidiaries on behalf of each of them and for each of their direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys, and their heirs, executors, administrators, trustee, successors and assigns (collectively, the "Releasors"), hereby release and forever discharge (this "Release") each Lender and the Agent and each of their respective direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (collectively, the "Releasees") of and from any and all claims, liabilities, demands, rights, obligations, damages, expenses, attorneys' fees and causes of action whatsoever from the beginning of the world to the date hereof, whether individual, class or derivative in nature, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, which Releasors have or had against the Releasees, arising out of or relating to this Agreement or any other Loan Document (the "Released Claims"), and covenants not to institute, maintain, or prosecute any action, claim, suit, proceeding or cause of action of any kind to enforce any of the Released Claims. In any litigation arising from or related to an alleged breach of this Release, this Release may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence without any foundation testimony whatsoever. The Releasors expressly covenant and agree that this Release shall be binding in all respects upon their respective successors, heirs, assigns and transferees, and shall inure to the benefit of the heirs, successors and assigns of Releasees. Notwithstanding the foregoing, (x) the Agent and the Lenders hereby expressly reserve any rights they have or may have, collectively and individually, in connection with the Wattles Loan and (y) the Borrower hereby reserves its rights to assert any defense it may have with respect to the Wattles Loan in a proceeding brought against the Borrower by the Agent or any Lender, provided that the Borrower may not assert any such defense or defenses with respect to any of the Obligations.

The Borrower and its Subsidiaries acknowledge and agree that they understand the meaning and effect of Section 1542 of the California Civil Code which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Borrower and its Subsidiaries agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, contracts, liabilities, indebtedness and obligations which are released, waived and discharged by this Agreement. The Borrower and its Subsidiaries hereby waive and relinquish all rights and benefits which they might otherwise have under the aforementioned Section 1542 of the California Civil Code or any similar law, to the extent such law may be applicable, with regard to the release of such unknown, unanticipated or misunderstood defenses, claims, contracts, liabilities, indebtedness and obligations. To the extent that such laws may be applicable, the Borrower and its Subsidiaries waive and release any right or defense which they might otherwise have under any other law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of their waivers or releases hereunder.

SECTION 8. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. The governing law, jurisdictional, venue, service of process and jury trial waiver provisions set forth in Sections 9.2, 9.13 and 9.16 of the Credit Agreement shall apply to any suit, action or proceeding related to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BORROWER:

HOLLYWOOD ENTERTAINMENT CORPORATION



By:
   Name:
   Title:




ACKNOWLEDGED:

HOLLYWOOD MANAGEMENT COMPANY



By:
   Name:
   Title:


 LENDERS:

SOCIETE GENERALE NEW YORK OFFICE, as Agent and as a Lender



By:
   Name:
   Title:

CREDIT LYONNAIS LOS ANGELES BRANCH,
as a Co-Agent and a Lender



By:
   Name:
   Title:


DEUTSCHE BANK AG, NEW YORK BRANCH
AND/OR CAYMAN ISLANDS BRANCH,
as a Co-Agent and a Lender



By:
   Name:
   Title:



By:
   Name:
   Title:


KEYBANK NATIONAL ASSOCIATION,
as a Co-Agent and a Lender



By:
   Name:
   Title:
U.S. BANK NATIONAL ASSOCIATION



By:
   Name:
   Title:


THE SUMITOMO BANK, LIMITED



By:
   Name:
   Title:



By:
   Name:
   Title:


UNION BANK OF CALIFORNIA, N.A.



By:
   Name:
   Title:


VAN KAMPEN PRIME RATE INCOME TRUST

By: Van Kampen Investment Advisory Corp.



By:
   Name:
   Title:
 THE BANK OF NOVA SCOTIA



By:
   Name:
   Title:



THE FUJI BANK, LIMITED



By:
   Name:
   Title:


THE MITSUBISHI TRUST AND BANKING
CORPORATION



By:
   Name:
   Title:


SUNTRUST BANK



By:
   Name:
   Title:


TRANSAMERICA BUSINESS CREDIT
CORPORATION



By:
   Name:
   Title:
 CITY NATIONAL BANK



By:
   Name:
   Title:


BANQUE WORMS CAPITAL CORPORATION



By:
   Name:
   Title:


GENERAL ELECTRIC CAPITAL
CORPORATION



By:
   Name:
   Title:


ARK CLO 2000-1, LIMITED

By: Patriarch Partners, LLC, as Attorney-in-Fact

By: LD Investments LLC, as Manager


By:
   Name:
   Title:


SATELLITE DISTRESSED CREDITS FUND, LLC


By:
   Name:
   Title: